UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2012

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32750	20-8901733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8383 Wilshire Boulevard, Suite 800, Beverly Hills, California		90211
(Address of Principal Executive Offices)		(Zip Code)

(323) 658-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on June 15, 2012. For more information about the proposals set forth below, please see the Company’s definitive proxy statement and supplement to proxy statement filed with the Securities and Exchange Commission on April 24, and May 1, 2012, respectively. The final voting results on each of the matters submitted to a vote of stockholders were as follows:

Proposal No. 1: To elect the Company’s Board of Directors. The Company’s stockholders elected, by a majority of the votes cast, each of the seven nominees to the Board of Directors, to serve until the Company’s 2013 annual meeting of stockholders or until their respective successors have been elected, as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Adam S. Berger	13,853,392	601,853	3,296,794
Jonathan B. Bulkeley	12,536,694	1,918,551	3,296,794
Benjamin Derhy	13,855,219	600,026	3,296,794
Peter L. Garran	12,536,967	1,918,278	3,296,794
Michael A. Kumin	13,833,531	621,714	3,296,794
Gregory R. Liberman	13,853,119	602,126	3,296,794
Thomas G. Stockham	13,340,566	1,114,679	3,296,794

Proposal Number 2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,108,856	636,299	6,884	–

Proposal Number 3. To consider a stockholder proposal regarding an executive equity retention policy. The proposal was not approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,096,130	12,318,515	40,600	3,296,794

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Date: June 15, 2012
	By:	/s/ Joshua A. Kreinberg
Name: Joshua A. Kreinberg
Title: General Counsel and Corporate Secretary